Exhibit 21.1
SUBSIDIARIES

Subsidiary	Jurisdiction of Organization

Diamond Offshore Development Company	Delaware
Diamond Offshore Finance Company	Delaware
Diamond Offshore Management Company	Delaware
Diamond Offshore Company	Delaware
Diamond Offshore General Company	Delaware
Diamond Offshore Services Company	Delaware
Diamond Offshore International Limited	Cayman Islands
Diamond International Leasing Limited	Cayman Islands
Diamond Offshore International, L.L.C.	Delaware
Diamond Offshore (Bermuda) Limited	Bermuda
Diamond Offshore Drilling (Bermuda) Limited	Bermuda
Diamond Offshore Drilling (Bermuda) Private Trust Company	Bermuda
Diamond Offshore (Brazil) L.L.C.	Delaware
Brasdril-Sociedade de Perfuracoes Ltda.	Brazil
Diamond Offshore Drilling (Overseas) L.L.C.	Delaware
Mexdrill, L.L.C.	Delaware
Mexdrill Offshore, S. de R.L. de C.V.	Mexico
Offshore Drilling Services of Mexico, S. de R.L. de C.V.	Mexico
Diamond Offshore Drilling Company N.V.	Netherlands Antilles
Diamond Offshore Netherlands B.V.	The Netherlands
Offshore Drilling Services (Netherlands) B.V.	The Netherlands
Diamond Offshore Drilling Limited	Cayman Islands
Diamond Hungary Leasing L.L.C.	Hungary
Diamond International Assets Limited	Cayman Islands
Diamond East Asia Limited	Cayman Islands
Diamond Offshore Limited	England
Diamond Offshore (Australia) L.L.C.	Delaware
Diamond Offshore Shield, L.L.C.	Delaware
Diamond Offshore Heritage, L.L.C.	Delaware
Diamond Offshore Enterprises Limited	England
Diamond Offshore Drilling (UK) Ltd.	England
Diamond Offshore Holding, L.L.C.	Delaware
Diamond Offshore Drilling Sdn. Bhd.	Malaysia
Diamond Offshore Leasing Ltd.	Malaysia
Diamond Offshore Services Limited	Bermuda
Diamond Offshore (USA) L.L.C.	Delaware
Diamond Offshore (Trinidad) L.L.C.	Delaware
Diamond Rig Investments Limited	England
Z North Sea, Ltd.	Delaware